UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

WECAST NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Building B4, Tai Ming International Business Court,

Tai Hu Town, Tongzhou District, Beijing, China 101116
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry Into A Material Definitive Agreement

On January 31, 2017, Wecast Network, Inc. (the “Company” or “Wecast”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with BT Capital Global Limited, a British Virgin Islands company (“BT”) and affiliate of the Company’s chairman Bruno Wu, and Sun Seven Stars Media Group Limited, a Hong Kong company (“SSS”), one of the Company’s largest shareholders, controlled by the Company’s chairman Bruno Wu, as guarantor, pursuant to which the Company agreed to purchase and BT agreed to sell 55% of the outstanding capital stock (the “Wide Angle Common Shares”) of Wide Angle Group Limited, a Hong Kong company (“Wide Angle”) for the sole consideration of the Company adding Wide Angle to the Sun Video Business acquired by the Company under that certain Securities Purchase Agreement entered into with BT on January 30, 2017 (the “Sun Video SPA”) and thereby including the revenue and gross profit from Wide Angle in the calculation of the SVG Performance Guarantees set forth in the Sun Video SPA, as further described in the Company’s Current Report on Form 8-K, filed on February 1, 2017.

The foregoing description of the Purchase Agreement is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement which we will file as exhibit to our next Annual Report on Form 10-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2017, Ms. Mei Chen, the Chief Financial Officer (“CFO”) of the Company notified the Board of Directors (the “Board”) of her resignation from her position as CFO, effective February 4, 2017. Ms. Chen’s resignation was not because of any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Ms. Chen for her service to the Company. On January 30, 2017, the Board appointed Mr. Yi Xu as the Chief Operating Officer, as well as the interim CFO and principal accounting officer of the Company, effective February 4, 2017.

Mr. Xu, age 42, comes to the Company with twenty years of management and operating experience, and a keen understanding and extensive background in corporate finance, financial planning and analysis, treasury, strategic planning, risk management, controls and compliance. Prior to joining the Company, from August 2016 to January 2017, Mr. Xu was the Vice President of Zhimaotong (Shanghai) International Trade Co., Ltd., a state-controlled company specializing in cross-border e-commerce. Between October 2014 and August 2016, Mr. Xu served as the Senior Vice President of Shanghai Kuajingtong Group, also a state-controlled company specializing in cross-border e-commerce. Prior to that, from June 2014 to October 2014, Mr. Xu was CFO and Vice President of Operations of Shanghai Shangbaotong Technologies Co., Ltd., an e-commerce company in the health care industry. He was Executive Assistant to the Chairman of Ganso (Shanghai) Confections and Dreams Co., Ltd. from March 2014 to June 2014, an executive of Cigarettes Tobacco Cigars Pty., Ltd. from February 2012 to February 2014, and Vice President of Operations of Macox Lane from 2010 to 2012. Mr. Xu holds a Bachelor’s Degree in telecommunication engineering from Shanghai Jiao Tong University.

Item 8.01	Other Events.

On February 2, 2017, the Company issued a press release announcing the entry into and closing of the Purchase Agreement, among other items. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 2, 2017, the Company issued a press release announcing the appointment of Mr. Xu as COO and interim CFO, a copy of which is filed as Exhibit 99.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 2, 2017.

99.2	Press Release, dated February 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WECAST NETWORK, INC.

Date: February 2, 2017	By:	/s/ Bing Yang
Bing Yang
Chief Executive Officer